Exhibit 10.05.1.2

To the Notary:

Please file in your Registry of Public Deeds one evidencing the Second Addendum to the Subordination of Rights and Conditional Assignment Agreement (the “Second Addendum and Assignment Agreement”) entered into by and between:

•	ODEBRECHT LATINVEST PERU DUCTOS, S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20513396571, with domicile for the purpose hereof at Avenida Víctor Andrés Belaúnde 280, Oficina 501, San Isidro, Lima, acting by and through Diana Elizabeth Ortiz Mendoza, holder of National Identification Document (DNI) 03658529 and Javier Bernardo de Souza Ferreira Barclay, holder of DNI 08230306, as per powers of attorney registered in Electronic Entry Nr. 11893941 of the Registry of Legal Entities of the Lima and Callao Registration Office (“OLPD”);

•	ODEBRECHT S.A., a corporation duly organized and validly existing under the laws of Brazil, identified with Taxpayer (CNPJ) Nr. 05.144.757/0001.72, with domicile for the purpose hereof at Avenida Luis Viana 2841, Ed. Odebrecht, Salvador, Bahía, Brazil, acting by and through Nelson Vieira de Bulhoes, holder of Alien Card (CE) 000367276 and Diana Elizabeth Ortiz Mendoza, holder of DNI 03658529, as per powers of attorney included in the instrument granted on August 2, 2016, which in your capacity as Notary Public you are hereby requested to insert (“ODB”);

•	INVERSIONES EN INFRASTRUCTURA DE TRANSPORTE POR DUCTOS S.A.C., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 2054837130, with domicile for the purpose hereof at Avenida Víctor Andrés Belaúnde 280, Oficina 502, San Isidro, Lima, acting by and through Diana Elizabeth Ortiz Mendoza, holder of National Identification Document (DNI) 03658529 and Javier Bernardo de Souza Ferreira Barclay, holder of DNI 08230306, as per powers of attorney registered in Electronic Entry Nr. 12866524 of the Registry of Legal Entities of the Lima and Callao Registration Office (“IITD”);

•	ODEBRECHT PERÚ INGENIERÍA Y CONSTRUCCIÓN S.A.C., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20166012687, at Avenida Víctor Andrés Belaúnde 280, Oficina 302, San Isidro, Lima, acting by and through Raymundo Nonato Trindade Serra, holder of Foreign Resident Card (CE) 000071156, and Allan Chan Matos, holder of Foreign Resident Card (CE) 000614605, both as per powers of attorney registered under Item C00336 of Registration Entry 11000180 of the Registry of Legal Entities of Trujillo (“OPIC”);

•

CONSTRUCTORA NORBERTO ODEBRECHT S.A., SUCURSAL DEL PERÚ, a branch office of a foreign corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20509656607, with domicile for the purpose hereof at Avenida Víctor Andrés Belaúnde 280, Oficina 302, San Isidro, Lima, acting by and through Raymundo Nonato Trindade Serra, holder of Foreign Resident Card (CE) 000071156, and Allan Chan Matos, a Brazilian national, holder of Foreign Resident Card (CE) 000614605, both as per powers of attorney registered under Item A00069 of Registration Entry 11686833 of the Registry of Legal Entities of the Lima Registration Office (“CNO” and jointly, with OLPD, ODB, IITD and OPIC, “Odebrecht” and with the Original Parties – as this term is defined herein below, the “Parties”);

And

•	ENAGÁS S.A., a corporation duly organized and validly existing under the laws of Spain, identified with Fiscal Identification Code A-28294726, with domicile for the purpose hereof at Avenida Santo Toribio 173, Oficina 501, San Isidro, Lima, acting by and through Pedro Martín-Ondarza Gonzalez, holder of Foreign Resident Card (CE) 001232975, as per powers of attorney granted under the special Power of Attorney Deed, dated August 4, 2016, which in your capacity as Notary Public you are hereby requested to insert (“Enagás”);

And

•	GRAÑA Y MONTERO S.A.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20332600592, with domicile for the purpose hereof at Avenida Paseo de la República 4675, Surquillo, Lima, acting by and through Hernando Graña Acuña, holder of DNI 07806723 and Mónica María Miloslavich Hart, holder of DNI 10545024, as per powers of attorney registered in Electronic Entry 11028652 of the Registry of Legal Entities of the Lima and Callao Registration Office (“G&M”);

•	GyM S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20100154057, with domicile for the purpose hereof at Avenida Paseo de la República 4675, Surquillo, Lima, acting by and through Hernando Graña Acuña, holder of DNI 07806723 and Mónica María Miloslavich Hart, holder of DNI 10545024, as per powers of attorney registered in Electronic Entry 11006796 of the Registry of Legal Entities of the Lima and Callao Registration Office (“GyM”);

•	NEGOCIOS DE GAS S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20600703499, with domicile for the purpose hereof at Avenida Paseo de la República 4675, Surquillo, Lima, acting by and through Hernando Graña Acuña, holder of DNI 07806723 and Mónica María Miloslavich Hart, holder of DNI 10545024, as per powers of attorney registered in Electronic Entry 13493968 of the Registry of Legal Entities of the Lima and Callao Registration Office (“NG” and jointly, with G&M and GyM, “Graña”);

And with the participation of:

•	GASODUCTO SUR PERUANO S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20563236354, at Avenida Víctor Andrés Belaúnde 280, Oficina 201, San Isidro, Lima, acting by and through Dennis Gray Febres, holder of DNI 101567015 and Luiz Cesar Lindgren Costa, holder of Foreign Resident Card (CE) 001034491, both as per powers of attorney granted by Board of Directors Meeting held on April 6, 2016 (“GSP” and jointly with OLPD, ODB, Enagás, G&M IITD and NG, the “Original Parties”);

The Parties hereby enter into this Second Addendum and Assignment Agreement in the following terms and conditions:

ONE: DEFINITIONS

Capitalized terms in this Second Addendum and Assignment Agreement, not defined herein, shall have the meaning assigned to them in the Agreement (as this term is defined in Clause 2.1 below).

TWO: RECITALS

2.1.	On April 29, 2016, the Original Parties entered into the Subordination of Rights Agreement in order to regulate the exercise of certain collection rights that they or their related entities hold or may hold with GSP (the “Agreement”) a copy of which is attached hereto as Exhibit 1 to this Second Addendum and Assignment Agreement.

2.2.	On June 24, 2016, the Parties entered into the First Addendum to the Agreement in the terms and conditions established therein (the “First Addendum”) a copy of which is attached hereto as Exhibit 2 to this Second Addendum and Assignment Agreement.

2.3.	On the date hereof, IITD, OLPD, CNO, OPIC, Enagás Internacional S.L.U., G&M, NG, GyM and GSP have signed a document called Contributions Payment Commitment, whereby it was agreed to make certain contributions to the capital stock of GSP in the amounts and dates established therein (the “Contributions Payment Commitment”).

Certain conditions precedent were established for the contributions of Enagás Internacional S.L.U. and NG to be made on the date and terms set forth in the Contributions Payment Commitment, among them, the modification of the Agreement in the terms and conditions agreed herein.

2.4.	In consideration of the provisions agreed in the Contributions Payment Commitment, it is in the interest of all Parties to execute this Second Addendum and Assignment Agreement in the terms and conditions set forth herein.

THREE: SECOND ADDENDUM TO THE AGREEMENT

Under this Second Addendum and Assignment Agreement:

3.1.	The Parties agree to modify the first Sub clause of Clause 2 of the Agreement, which will hereinafter read as follows:

“Taking into consideration the provisions in Sub clause 1.5 of Clause 1, the Guarantors, in the event that they should have failed to meet their obligations under the Corporate Guarantees, in whole or in part (any of them in such default event, the “Non-Performing Party” and any of them not in default, the “Performing Party”) hereby agree to the following:”

3.2.	The Parties agree to modify Sub clause 2.1 of the Agreement, which will hereinafter read as follows:

“Not to require GSP nor receive from it (and cause that no member of their economic group requires or receives) payment in any amount to which they may be entitled as a result of the enforcement of the Corporate Guarantees or the Additional Guarantees or as a result of any amount due, credit, interest or entitlement from GSP, current, future, certain or contingent (including right over equity of GSP in any scenario for their respective capital contributions or for any other concept over any equity account, including their credits in case of liquidation of GSP or selling of its assets) that the Non-Performing Party or Parties or any member of their economic group may have (the “Non-Performing Parties’ Credits”) all with exception of the provisions under Sub clause 2.5 below.

To that end, the companies of the economic group where the Non-Performing Party may have a minority share and no control shall be deemed excluded. In this respect, it is considered that a person holds “control” of another person when:

a)	It owns directly or indirectly more than fifty percent (50%) of the voting shares in its Shareholders’ Meeting or equivalent body;

b)	While not holding more than fifty percent (50%) of the voting shares in its Shareholders’ Meeting or equivalent body, it may designate or remove most of the members of the Board of Director or equivalent body;

c)	It holds, directly or indirectly, a representation in its Board of Directors or equivalent body of more than fifty percent (50%) of its members; or

d)	Through any means not provided previously (whether contractual or not) it holds decision power within the other entity or has the power to steer or cause the steering of the administration and/or policies of that entity.

Nevertheless, in no case will IITD, OLPD, OPIC, CNO, ODB, Odebrecht Latinvest Perú S.A.C. and Odebrecht Services GmbH or the other parties participating in this document be considered included in this exception.”

3.3.	The Parties agree to modify Sub clause 2.4 of the Agreement, which will hereinafter read as follows:

“Not to oppose (and cause that no member of their economic group opposes) to the payment that GSP may make in any way, in favor of any Performing Party or to any member of their economic group for any amount due, credit, interest or entitlement they may hold with GSP, current or future, certain or contingent (including right over equity of GSP in any scenario for their respective capital contributions or for any other concept over any equity account, including their credits in case of liquidation of GSP or selling of its assets) that the Performing Party or Parties or any member of their economic group may have (the “Performing Parties’ Credits”).

To this end, the Parties agree that if one or more Performing Parties should exist, GSP shall pay only to them and to any member of their economic group (even if there should exist an outstanding debt with long-term financing creditors) the following concepts and in the prevailing order set forth below:

a)	In the first place, GSP will pay the amounts owed by GSP to each of the Performing Parties as a result of the enforcement of the Corporate Guarantees. If there should be more than one Performing Party, payment will be made on pari passu conditions and on a pro-rata basis of the amount of their respective outstanding amount due.

b)	In the second place, once all amounts under the foregoing paragraph a) have been paid, GSP will pay the amounts that the Performing Party or the companies that form part of their economic group and are members of the CCDS may have failed to collect as a result of the enforcement of the CCDS Trust. If there are two or more Performing Parties, payment will be made in the proportion that would correspond according to the amount of their respective credits and that of the companies of their economic group, members of the CCDS. The Performing Parties may request GSP that the said amounts be paid directly to the respective CCDS member, to which end the necessary actions and proceedings shall be performed so that such payments may fulfill the necessary requirements and formalities to comply with the legal framework in force.

c)	In the third place, once all amounts under the foregoing paragraphs a) and b) have been paid, GSP will pay any Credit of the Performing Parties and of the companies of their economic group (other than the right over the equity of GSP in any scenario for their respective capital contributions or for any other concept over any equity account, as well as the right not to pay the Penalty that will be effected (as indicated in paragraph e) below) after full payment has been made of all amounts due under paragraph d) below) and if there is more than one Performing Party, on pari passu conditions and on a pro-rata basis of the amount of their outstanding credits;

d)	In the fourth place, once all amounts under the foregoing paragraphs a), b) and c) have been paid, GSP will pay the rights over equity of GSP in any scenario for their respective capital contributions or for any other concept over any equity account the Performing Parties and the companies of their economic group may hold and if there is more than one Performing Party, on pari passu conditions and on a pro-rata basis of their share (direct or indirect) in the capital stock of GSP.

e)	In the fifth place, once all amounts under the foregoing paragraphs a), b), c) and d) have been paid, GSP will pay the amounts that the Performing Party or the companies of their economic group, members of the CCDS, may have failed to collect as a result of the non-payment of the Penalty. If there are two or more Performing Parties, payment shall be made in the proportion that would correspond according to the amount of their respective credits and to that of the companies of their economic group, members of the CCDS. The Performing Parties may request GSP that the said amounts be paid directly to the respective CCDS member, to which end the necessary actions and proceedings shall be performed so that such payments may fulfill the necessary requirements and formalities to comply with the legal framework in force.

For simple clarification purposes, below is an example of a pro-rata distribution based on the outstanding amount of credits due to be made according to paragraphs a) and c) above:

•	Amount of credit pending total payment: US$1,000

•	Amount of credit pending payment with Performing Party A: US$900

•	Amount of credit pending payment with Performing Party B: US$100

•	Amount pending distribution (after having paid the foregoing prevailing concepts): US$500

•	Amount corresponding to Performing Party A: 500*0.9=450

•	Amount corresponding to Performing Party B: 500*0.1=50

3.4.	The Parties agree to modify Sub clause 2.5 of the Agreement, which will hereinafter read as follows:

“In the case of Guarantors that honor payment obligations held with Lenders under the Guarantee Agreements on a partial or late basis, or as a result of the enforcement of the Additional Guarantees, they will only be entitled to demand and receive from GSP payment of up to total credits held with GSP, directly or through other members of their economic group, provided that GSP has previously met payments mentioned in Sub clause 2.4 a) through e) above in full and that there is no outstanding debt under the Loan Agreement or with long-term financing creditors”.

3.5.	The Parties agree to modify Sub clause 2.6 of the Agreement, which will hereinafter read as follows:

“In the event the Parties should fail to meet their obligations under the foregoing sub clauses, GSP will have the right to declare such obligations as waived pursuant to Article 1295 of the Civil Code, in respect of which the Parties have stated their agreement”.

FOUR: ASSIGNMENT OF CREDIT RIGHTS

4.1.

Under this Second Addendum and Assignment Agreement, each and every one of OLPD, ODB, IITD, OPIC and CNO (jointly, the “Assignors”) assign (the “Assignment”) and agree to cause that the members of their economic group assign all amounts due, credits, interest or entitlement held with GSP, current or future, certain or contingent (including economic rights of IITD as shareholder of GSP and any right of the Assignors over GSP equity in any scenario for their respective capital contributions or for any other concept over any equity account, including any right in the event of liquidation of GSP or selling of its assets) (the “Assigned Credit Rights”) in favor of G&M and Enagás (the “Assignees”) subject to the condition precedent that the following events are verified (the “Condition Precedent”): (i) that Odebrecht (and/or any member of its economic group) has failed to fully and timely comply with its obligations under the Corporate Guarantees or under the Suspension and Modification Agreement (or if same should have been terminated due to causes attributable to Odebrecht (and/or any member of its economic group)) or under the Contributions Payment Commitment; and (ii) that notification of the resolution issued by the competent authority of the Peruvian Institute for the Defense of Free Competition and Intellectual Property – INDECOPI declaring the bankruptcy situation of GSP is served.

4.2.	The Assignment shall be duly formalized in favor of Assignees immediately and without the need of any additional act once the Condition Precedent occurs, for which OLPD, ODB, IITD, OPIC and CNO have granted their specific consent.

4.3.	The Assignment shall not have no cancellation effect on any credit that Enagás or Graña (or any other member of their respective economic groups) may hold with GSP or with OLPD, ODB, IITD, OPIC and CNO as long as: (i) the corresponding payments under the Assigned Credit Rights are not made; and (ii) each and every credit that Enagás or Graña may hold with GSP has been settled in full.

Furthermore, the Assignment shall not imply the subrogation of OLPD, ODB, IITD, OPIC and CNO with respect to any credit that Enagás or Graña may hold with GSP as long as: (i) the corresponding payments under the Assigned Credit Rights are not made; and (ii) each and every credit that Enagás or Graña (or any other member of their respective economic groups) may hold with GSP has been settled in full.

FIVE: NO ASSIGNMENT OF CREDIT RIGHTS

OLPD, ODB, IITD, OPIC and CNO agree not to assign and further agree to cause that no member of their economic group assigns the Assigned Credit Rights, except within the framework of the transfers convened under the Suspension and Modification Agreement.

SIX: SEVERABILITY

Each and every one of OLPD, ODB, IITD, OPIC and CNO are severally liable with each other for compliance of obligations under the Agreement, the First Addendum and the Second Addendum and Assignment Agreement.

OLPD, IITD and ODB are severally liable debtors with each other for compliance of obligations under the Agreement, the First Addendum and the Second Addendum and Assignment Agreement, while only and solely for the specific case of the obligation set forth in Clause 7, the respective severally liable debtor must refund such resources within five (5) business days, following which Enagás and/or Graña may demand payment from any of the other two companies mentioned in this paragraph.

In turn, OPIC, CNO and ODB are severally liable debtors with each other for compliance of obligations under the Agreement, the First Addendum and the Second Addendum and Assignment Agreement, while only and solely for the specific case of the obligation set forth in Clause 7, the respective severally liable debtor must refund such resources within five (5) business days, following which Enagás and/or Graña may demand payment from any of the other two companies mentioned in this paragraph.

SEVEN: DEPOSITARY AND REIMBURSEMENT

OLPD, ODB, IITD, OPIC and CNO agree that any funds received in contravention of the Agreement, the First Addendum and this Second Addendum and Assignment Agreement will be received by them in their capacity as depositary and will be in the obligation of returning them immediately to GSP so that GSP may apply such funds as set forth in the above-mentioned documents.

The capacity as depositary in this document is undertaken by OLPD, ODB, IITD, OPIC and CNO gratuitously.

Furthermore, OLPD, ODB, IITD, OPIC and CNO agree to cause that any member of their economic group that receives funds in contravention of the provisions of the Agreement, the First Addendum and this Second Addendum and Assignment Agreement receives the funds in their capacity as depositary and returns them immediately to GSP so that GSP may apply such funds as set forth in the above-mentioned documents.

EIGHT: EFFECTIVE TERM OF THE AGREEMENT

The effective date of this Second Addendum and Assignment Agreement will be subject to the condition that any of the following events is verified: (i) NG and Enagás (whether voluntarily or due to the fulfillment of conditions as set forth in Sub clause 4.1 of the Contributions Payment Commitment) comply with making the contributions to the capital stock of GSP as provided in Sub clause 3.3, paragraph a) of the Contributions Payment Commitment within the terms and in the conditions set forth to that end herein; in the understanding that if the contributions are voluntary (that is, if they should decide to make those contributions without any one or more of the conditions precedent mentioned having been met) this Second Addendum and Assignment Agreement will likewise become effective even if such contributions were made outside the timeframe set forth in Sub clause 3.3, paragraph (a) item (ii); or (ii) Odebrecht defaults on its obligation set forth in Paragraph 4.1.2 of the Contributions Payment Commitment according to the terms and conditions established therein. The occurrence of any of the previously described events shall cause this Second Addendum and Assignment Agreement to enter into full force and effect immediately, without the need of any further act, event or statement.

In witness whereof the Parties hereunto set their hands in Lima, on August 11, 2016.

/s/ Diana Elizabeth Ortiz Mendoza ODEBRECHT LATINVEST PERÚ DUCTOS S.A.	/s/ Javier Bernardo de Souza Ferreira Barclay ODEBRECHT LATINVEST PERÚ DUCTOS S.A.

/s/ Diana Elizabeth Ortiz Mendoza ODEBRECHT S.A.	/s/ Nelson Vieira de Bulhoes ODEBRECHT S.A.

/s/ Diana Elizabeth Ortiz Mendoza INVERSIONES EN INFRAESTRUCTURA DE TRANSPORTE POR DUCTOS S.A.C.	/s/ Javier Bernardo de Souza Ferreira Barclay INVERSIONES EN INFRAESTRUCTURA DE TRANSPORTE POR DUCTOS S.A.C.

/s/ Raymundo Nonato Trindade Serra ODEBRECHT PERÚ INGENIERÍA Y CONSTRUCCIÓN S.A.C.	/s/ Allan Chan Matos ODEBRECHT PERÚ INGENIERÍA Y CONSTRUCCIÓN S.A.C.

/s/ Raymundo Nonato Trindade Serra CONSTRUCTORA NORBERTO ODEBRECHT S.A., SUCURSAL DEL PERÚ	/s/ Allan Chan Matos CONSTRUCTORA NORBERTO ODEBRECHT S.A., SUCURSAL DEL PERÚ

/s/ Pedro Martín-Ondarza Gonzalez ENAGÁS S.A.

/s/ ~~Luis Francisco Díaz Olivera~~ Hernando Graña Acuña GRAÑA Y MONTERO S.A.A.	/s/ Mónica María Miloslavich Hart GRAÑA Y MONTERO S.A.A.

/s/ ~~Luis Francisco Díaz Olivera~~ Hernando Graña Acuña GyM S.A.	/s/ Mónica María Miloslavich Hart GyM S.A.

/s/ ~~Luis Francisco Díaz Olivera~~ Hernando Graña Acuña NEGOCIOS DE GAS S.A.	/s/ Mónica María Miloslavich Hart NEGOCIOS DE GAS S.A.

/s/ ~~Marcio Luiz Perez Ribeiro~~ Luiz Cesar Lindgren Costa GASODUCTO SUR PERUANO S.A.	/s/ Dennis Gray Febres GASODUCTO SUR PERUANO S.A.

/s/ María del Pilar Sabogal Dellepiane

Lima Bar Association Reg. 30993

(seal)	LAOS DE LAMA NOTARY PUBLIC’S OFFICE
Kardex 230943
Preliminary Agreement Nr. 8735 – 9107
Kept on page: 58149
Date: August 11, 2016
Typesetter: C.L.U.